                                                                    EXHIBIT 4.10

                                                                  EXECUTION COPY
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                                 VESTED WARRANT
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                                                               February 28, 1997


     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.


No. VDW-1                                     Warrant to Purchase 118,038
                                              Shares of Common Stock


                            BANKVEST CAPITAL CORP.

                         COMMON STOCK PURCHASE WARRANT

                         Void after February 27, 2007


     BANKVEST CAPITAL CORP. (the "COMPANY" ), a Massachusetts corporation, hereby certifies that for value received, WHITNEY SUBORDINATED DEBT FUND, L.P. ("WSDF"), a Delaware limited partnership, or assigns (the "HOLDER"), is entitled to purchase, subject to the terms and conditions hereinafter set forth, an aggregate of 118,038 fully paid and nonassessable shares of Common Stock, $1.00 par value (as defined herein) of the Company, at an exercise price of $15.00 per Warrant Share (as defined herein) (the "PURCHASE PRICE"), subject to adjustment as provided herein, at any time or from time to time after the date hereof and
                                                                           ---
ending at 5:00 P.M., New York City time, on February 27, 2007 (the "EXPIRATION DATE").

     This Warrant is issued pursuant to the Securities Purchase Agreement (the "PURCHASE AGREEMENT"), dated as of February 28, 1997, by and between the Company and Whitney Subordinated Debt Fund, L.P., and is subject to the terms thereof. Capitalized terms used herein and not otherwise defined shall have the meanings assigned such terms in the Purchase Agreement. The Holder is entitled to the rights and subject to the obligations contained in the Purchase Agreement, the Registration Rights Agreement and the Stockholders Agreement relating to this Warrant and the shares of Common Stock issuable upon exercise of this Warrant.

     1.   DEFINITIONS. For the purposes of this Warrant, the following terms
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shall have the meanings indicated:

          "APPLICABLE PRICE" shall mean the higher of (a) the Current Market Price per share of Common Stock on the applicable record or other relevant date and (b) the Dilution Price.

          "ARTICLES OF INCORPORATION" shall mean the Articles of Incorporation of the Company as in effect on February 28, 1997.

          "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

          "CANCELLATION PORTION" has the meaning ascribed to such term in Subsection 2(b).

          "CLOSING PRICE" shall mean, with respect to each share of Common Stock for any day, (a) the last reported sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case as reported on the principal national securities exchange on which the Common Stock is listed or admitted for trading or (b) if the Common Stock is not listed or admitted for trading on any national securities exchange, the last reported sale price or, in case no such sale takes place on such day, the average of the highest reported bid and the lowest reported asked quotation for the Common Stock, in either case as reported on the NASDAQ or a similar service if NASDAQ is no longer reporting such information.

          "COMMON STOCK" means the Class A common stock, $1.00 par value per share, of the Company, and any class of stock resulting from successive changes or reclassification of such Common Stock.

          "COMPANY" has the meaning ascribed to such term in the first paragraph of this Warrant.

          "CURRENT MARKET PRICE" shall be determined in accordance with Subsection 3(e).

          "DILUTION PRICE" shall mean, with respect to each share of Common Stock, $15.00, subject to appropriate adjustment for events described in Subsection 3(a).

          "EXERCISE DATE" has the meaning ascribed to such term in Subsection 2(d).

          "EXPIRATION DATE" has the meaning ascribed to such term in the first paragraph of this Warrant.

          "HOLDER" has the meaning ascribed to such term in the first paragraph and Section 9 of this Warrant.

          "INITIAL PUBLIC OFFERING" means the sale by either the Company or any of its Subsidiaries of its capital stock pursuant to a registration statement on Form S-1 or otherwise under the Securities Act.

          "NASDAQ" shall mean the Automatic Quotation System of the National Association of Securities Dealers, Inc.

          "NOTE" shall mean the Subordinated Promissory Note, dated the date hereof, in the principal amount of $15,000,000, with the Company as the maker thereof, and the Holder as the payee thereof.

          "PERSON" shall mean any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

          "PRE DILUTED COMMON STOCK" shall mean the number of shares of Common Stock issued and outstanding, plus the number of shares of Common Stock issuable upon exercise of this Warrant, the Vesting Warrant, in each case prior to giving effect to the transaction which causes an adjustment to the Purchase Price pursuant to Section 3 hereof, plus the number of shares of Common Stock issuable as a result of the transaction in question or upon the exercise, exchange and/or conversion of the securities issued in the transaction in question.

          "PURCHASE AGREEMENT" has the meaning ascribed to such term in the second paragraph of this Warrant.

          "PURCHASE PRICE" has the meaning ascribed to such term in the first paragraph of this Warrant.

          "STOCKHOLDERS AGREEMENT" means the First Amendment to Stockholders Agreement substantially in the form attached to the Purchase Agreement as Exhibit C.
---------

          "SUBSIDIARY" shall mean, with respect to any Person, a corporation or other entity of which 50% or more of the voting power of the voting equity securities or equity interests is owned, directly or indirectly, by such Person.

          "VESTING WARRANT" shall mean the warrant to acquire up to an additional 53,654 shares of Common Stock subject to the formula set forth in such warrant and exercisable commencing August 31, 2000.

          "WARRANT" shall mean this Warrant and any subsequent Warrant issued pursuant to Subsection 2(c) or to a transferee as contemplated in Section 9.

          "WARRANT REGISTER" has the meaning ascribed to such term in Subsection 9(b).

          "WARRANT SHARES" shall mean the shares of Common Stock issuable upon exercise, and to the extent the Warrant has been exercised, such shares issued upon exercise.

     2.   EXERCISE OF WARRANT.
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          (a) Exercise.  Subject to the restrictions set forth in the
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introductory paragraph of this Warrant, this Warrant may be exercised, in whole or in part, at any time or from time to time on or prior to the Expiration Date, by surrendering to the Company at its principal office this Warrant, with the form of Election to Purchase Shares (the "ELECTION TO PURCHASE SHARES") attached hereto as Exhibit A duly executed by the Holder and accompanied by payment of
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the Purchase Price for the number of shares of Common Stock specified in such form.

          (b) Delivery of Shares; Payment of Purchase Price. As soon as
              ---------------------------------------------
practicable after surrender of this Warrant and receipt of payment, the Company shall promptly issue and deliver to the Holder a certificate or certificates for the number of shares of Common Stock set forth in the Election to Purchase Shares, in such name or names as may be designated by such Holder, along with a check for the amount of cash to be paid in lieu of issuance of fractional shares, if any. Payment of the Purchase Price may be made as follows (or by any combination of the following): (i) in United States currency by cash or delivery of a certified check, bank draft or postal or express money order payable to the order of the Company, (ii) by assigning to the Company all or any part of the unpaid principal amount of the Note held by the Holder in a principal amount equal to the Purchase Price, (iii) by surrender of a number of shares of Common Stock held by the Holder equal to the quotient obtained by dividing (A) the Purchase Price payable with respect to the portion of this Warrant then being exercised by (B) the Current Market Price per share of Common Stock on the Exercise Date, or (iv) by cancellation of any portion of this Warrant (the "CANCELLATION PORTION") with respect to the number of shares of Common Stock equal to the quotient obtained by dividing (A) the sum of the Purchase Price payable with respect to the portion of this Warrant then being exercised by cancellation of the Cancellation Portion and the Purchase Price that would be payable with respect to the Cancellation Portion if such portion was being exercised rather than canceled by (B) the Current Market Price per share of Common Stock on the Exercise Date.

          (c) Partial Exercise. If this Warrant is exercised for less than all
              ----------------
of the shares of Common Stock purchasable under this Warrant, the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver to the Holder a new Warrant of like tenor for the balance of the shares of Common Stock purchasable hereunder.

          (d) When Exercise Effective. The exercise of this Warrant shall be
              -----------------------
deemed to have been effective immediately prior to the close of business on the Business Day on which this

Warrant is surrendered to and the Purchase Price is received by the Company as provided in this Section 2 (the "EXERCISE DATE") and the Person in whose name any certificate for shares of Common Stock shall be issuable upon such exercise, as provided in Subsection 2(b), shall be deemed to be the record holder of such shares of Common Stock for all purposes on the Exercise Date.

          (e) Continued Validity.  A Holder of shares of Common Stock issued
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upon the exercise of this Warrant, in whole or in part, shall continue to be entitled to all of the rights and subject to all of the obligations set forth in
Section 9.

     3.   ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES.  The Purchase Price
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and the number of Warrant Shares shall be adjusted from time to time upon the occurrence of the following events:

          (a) Dividend, Subdivision, Combination or Reclassification of Common
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Stock. If the Company shall, at any time or from time to time, (i) declare a
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dividend on the Common Stock payable in shares of its capital stock (including Common Stock), (ii) subdivide the outstanding Common Stock into a larger number of shares of Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares of its Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then in each such case, the Purchase
                                        ====
Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date shall be proportionately adjusted so that the Holder of any Warrant exercised after such date shall be entitled to receive, upon payment of the same aggregate amount as would have been payable before such date, the aggregate number and kind of shares of capital stock which, if such Warrant had been exercised immediately prior to such date, such Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Any such adjustment shall become effective immediately after the record date of such dividend or the effective date of such subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. If a dividend is declared and such dividend is not paid, the Purchase Price shall again be adjusted to be the Purchase Price in effect immediately prior to such record date.

          (b) Issuance of Rights to Purchase Common Stock Below Current Market
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Price or Dilution Price. If the Company shall, at any time or from time to time,
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fix a record date for the issuance of rights, options or warrants to all holders of Common Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Stock, or securities convertible into Common Stock at a price per share of Common Stock or having a conversion price per share of Common Stock if a security is convertible into Common Stock (determined in either such case by dividing (x) the total consideration payable to the Company upon exercise, conversion or exchange of such rights, options, warrants or other securities convertible into Common Stock by (y) the total number of shares of Common Stock covered by such rights, options, warrants or other securities convertible into Common Stock) lower than either the Current Market

Price per share of Common Stock on such record date (or, if an ex-dividend date has been established for such record date, on the day next preceding such ex-dividend date) or the Dilution Price, then, the Purchase Price shall be reduced
                                      ====
to the price determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at the Applicable Price and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such price for subscription or purchase may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be determined in good faith by the Board of Directors of the Company. Any such adjustment shall become effective immediately after the record date for such rights or warrants. Such adjustment shall be made successively whenever such a record date is fixed. If such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to the Purchase Price in effect immediately prior to such record date.

          (c) Certain Distributions. If the Company shall, at any time or from
              ---------------------
time to time, fix a record date for the distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, assets or other property (other than regularly scheduled cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in capital stock for which adjustment is made under Subsection 3(a)) or subscription rights, options or warrants (excluding those referred to in Subsection 3(b)), then the Purchase Price shall be reduced to the
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price determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction (which shall in no event be less than zero), the numerator of which shall be the Current Market Price per share of Common Stock on such record date (or, if an ex-dividend date has been established for such record date, on the next day preceding such ex-dividend date), less the fair market value (as determined in good faith by the Board of Directors of the Company) of the portion of the assets, evidences of indebtedness, other property, subscription rights or warrants so to be distributed applicable to one share of Common Stock and the denominator of which shall be such Current Market Price per share of Common Stock. Any such adjustment shall become effective immediately after the record date for such distribution. Such adjustments shall be made successively whenever such a record date is fixed. In the event that such distribution is not so made, the Purchase Price shall be adjusted to the Purchase Price in effect immediately prior to such record date.

          (d) Issuance of Common Stock Below Current Market Price or Dilution
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Price. If the Company shall, at any time and from time to time, after the date
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hereof, directly or indirectly, sell or issue shares of Common Stock (regardless of whether originally issued or from the Company's treasury), or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding shares issued

(i) in any of the transactions described in Subsections 3(a), (b) and (c) hereof,(ii) upon exercise of this Warrant and the Vesting Warrant, and (iii) upon the exercise or conversion of options, warrants or any other securities convertible into or exchangeable for shares of Common Stock outstanding as of February 28, 1997 as set forth in Schedule 5.19 to the Purchase Agreement, if such shares would otherwise be included in this Section 3(d)) at a price per share of Common Stock (determined, in the case of rights, options, warrants or convertible or exchangeable securities, by dividing (x) the total consideration received or receivable by the Company in consideration of the sale or issuance of such rights, options, warrants or convertible or exchangeable securities, plus the total consideration payable to the Company upon exercise or conversion or exchange thereof, by (y) the total number of shares of Common Stock covered by such rights, options, warrants or convertible or exchangeable securities) lower than either the Current Market Price per share of Common Stock or the Dilution Price immediately prior to such sale or issuance, then the Purchase
                                                           ====
Price shall be reduced to a price determined by multiplying the Purchase Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such sale or issuance plus the number of shares of Common Stock which the aggregate consideration received (determined as provided below) for such sale or issuance would purchase at the Applicable Price and the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such sale or issuance. Such adjustment shall be made successively whenever such sale or issuance is made. For the purposes of such adjustments, the shares of Common Stock which the holder of any such rights, options, warrants, or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale or issuance and the consideration "received" by the Company therefor shall be deemed to be the consideration actually received or receivable by the Company (plus any underwriting discounts or commissions in connection therewith) for such rights, options, warrants or convertible or exchangeable securities, plus the consideration stated in such rights, options, warrants or convertible or exchangeable securities to be payable to the Company for the shares of Common Stock covered thereby. If the Company shall sell or issue shares of Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the "price per share of Common Stock" and the "consideration" received or receivable by or payable to the Company for purposes of the first sentence and the immediately preceding sentence of this Subsection 3(d), the fair value of such property shall be determined in good faith by the Board of Directors of the Company. The determination of whether any adjustment is required under this Subsection 3(d) by reason of the sale and issuance of rights, options, warrants or convertible or exchangeable securities and the amount of such adjustment, if any, shall be made only at the time of such issuance or sale and not at the subsequent time of issuance of shares of Common Stock upon the exercise of such rights to subscribe or purchase.

          (e) Determination of Current Market Price. For the purpose of any
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computation under Subsections (b), (c) or (d) of this Section 3 or any other provision of this Warrant, the Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily Closing Prices per share of Common Stock for the 10 consecutive trading days commencing 15 trading days before such date. If on any such date the shares of Common Stock are not listed or admitted for trading on any national securities exchange or quoted by NASDAQ or a similar service, the Current Market Price for such shares shall be the fair market value of such shares on such date as determined in good faith by a committee of disinterested members of the Board of Directors of the Company based on a written opinion of an independent investment banking firm of nationally recognized stature.

          (f) De Minimis Adjustments. No adjustment in the Purchase Price shall
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be made if the amount of such adjustment would result in a change in the Purchase Price per share of less than $0.05, but in such case any adjustment that would otherwise be required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which together with any adjustment so carried forward, would result in a change in the Purchase Price of $0.05 per share. If the Company shall, at any time or from time to time, issue Common Stock by way of dividends on any stock of the Company or subdivide or combine the outstanding shares of the Common Stock, such amount of $0.01 (as theretofore increased or decreased, if such amounts shall have been adjusted in accordance with the provisions of this clause) shall forthwith be proportionately increased in the case of a combination or decreased in the case of a subdivision or stock dividend so as appropriately to reflect the same. Notwithstanding the provisions of the first sentence of this Subsection 3(f), any adjustment postponed pursuant to this Subsection 3(f) shall be made no later than the earlier of (i) three years from the date of the transaction that would, but for the provisions of the first sentence of this Section 3(f), have required such adjustment, (ii) an Exercise Date or (iii) the Expiration Date.

          (g) Adjustments to Other Shares. In the event that at any time, as a
              ---------------------------
result of an adjustment made pursuant to Subsection 3(a), the Holder shall become entitled to receive, upon exercise of this Warrant, any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in Subsections 3(a), (b), (c) and (d), inclusive, and the provisions of Sections 2, 5, 6 and 7 with respect to the shares of Common Stock shall apply on like terms to any such other shares.

          (h) Adjustment of Number of Shares Issuable Upon Exercise. Upon each
              -----------------------------------------------------
adjustment of the Purchase Price as a result of the calculations made in Subsections 3(a), (b), (c) or (d), this Warrant shall thereafter evidence the right to receive, at the adjusted Purchase Price, that number of shares of Common Stock (calculated to the nearest one-hundredth) obtained by dividing
(x) the product of the aggregate number of shares of Common Stock covered by this Warrant immediately prior to such adjustment and the Purchase Price in effect immediately prior to such adjustment of the Purchase Price by (y) the Purchase Price in effect immediately after such adjustment of the Purchase Price.

     4.   CERTIFICATE AS TO ADJUSTMENTS. Whenever the Purchase Price and the
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number of Warrant Shares, or the securities or other property deliverable upon the exercise of this Warrant, shall be adjusted pursuant to the provisions hereof, the Company shall promptly give written notice thereof to the Holder, in accordance with Section 13, in the form of a certificate signed by the

Chairman of the Board, President or one of the Vice Presidents of the Company, and by the Chief Financial Officer, Treasurer or one of the Assistant Treasurers of the Company, stating the adjusted Purchase Price, the number of Warrant Shares, or the securities or other property deliverable upon exercise of the Warrant, calculated to the nearest cent or the nearest one-hundredth of a share and setting forth in reasonable detail the method of calculation and the facts requiring such adjustment and upon which such calculation is based. Each adjustment shall remain in effect until a subsequent adjustment is required.

     5.   FRACTIONAL SHARES. Notwithstanding an adjustment pursuant to Section
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3(h) in the number Warrant Shares or pursuant to any other provision of this Warrant, the Company shall not be required to issue fractions of shares upon exercise of this Warrant or to distribute certificates which evidence fractional shares. In lieu of fractional shares, the Company may make payment to the Holder, at the time of exercise of this Warrant as herein provided, of an amount in cash equal to such fraction multiplied by the greater of the Current Market Price of a share of Common Stock on the Exercise Date and the Dilution Price.

     6.   NOTICE OF PROPOSED ACTIONS. In case the Company shall propose at any
          --------------------------
time or from time to time (a) to declare or pay any dividend payable in stock of any class to the holders of Common Stock or to make any other distribution to the holders of Common Stock (other than a regularly scheduled cash dividend),
(b) to offer to the holders of Common Stock rights or warrants to subscribe for or to purchase any additional shares of Common Stock or shares of stock of any class or any other securities, rights or options, (c) to effect any reclassification of its Common Stock, (d) to effect any consolidation, merger or sale, transfer or other disposition of all or substantially all of the property, assets or business of the Company which would, if consummated, adjust the Purchase Price or the securities issuable upon exercise of the Warrant, (e) to effect the liquidation, dissolution or winding up of the Company, or (f) to take any other action that would require a vote of the Company's stockholders, then, in each such case, the Company shall give to the Holder, in accordance with
Section 13, a written notice of such proposed action, which shall specify (i) the record date for the purposes of such stock dividend, distribution of rights or warrants or vote of the stockholders of the Company, or if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend, distribution of rights or warrants, or vote is to be determined, or (ii) the date on which such reclassification, consolidation, merger, sale, transfer, disposition, liquidation, dissolution or winding up is expected to become effective, and such notice shall be so given as promptly as possible but in any event at least ten (10) Business Days prior to the applicable record, determination or effective date specified in such notice.

     7.   NO DILUTION OR IMPAIRMENT. The Company will not, by amendment of its
          -------------------------
Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the exercise of this Warrant above the amount payable therefor on such exercise, (b) will at all times reserve and keep available the maximum number of its authorized shares of Common Stock, free from all preemptive rights therein, which will be sufficient to permit the full exercise of this Warrant, and (c) will take all such action as may be necessary or appropriate in order that all Warrant Shares will, upon issuance, be duly and validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof.

     8.   REPLACEMENT OF WARRANT. On receipt by the Company of an affidavit of
          ----------------------
an authorized representative of the Holder stating the circumstances of the loss, theft, destruction or mutilation of this Warrant (and in the case of any such mutilation, on surrender and cancellation of such Warrant), the Company at its expense will promptly execute and deliver, in lieu thereof, a new Warrant of like tenor.

     9.   RESTRICTIONS ON TRANSFER.
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          (a) The term "HOLDER" as used herein shall also include any transferee of this Warrant whose name has been recorded by the Company in the Warrant Register (as hereinafter defined). Each transferee of this Warrant acknowledges that this Warrant has not been registered under the Securities Act and may be transferred only pursuant to an effective registration under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act.

          (b) The Company shall maintain a register (the "WARRANT REGISTER") in its principal office for the purpose of registering the Warrant and any transfer thereof, which register shall reflect and identify, at all times, the ownership of any interest in the Warrant. Upon the issuance of this Warrant, the Company shall record the name of the initial purchaser of this Warrant in the Warrant Register as the first Holder. Upon surrender for registration of transfer or exchange of this Warrant together with a properly executed Form of Assignment attached hereto as Exhibit B at the principal office of the Company, the Company
                   ---------
shall, at its expense, execute and deliver one or more new Warrants of like tenor which shall be exercisable for a like aggregate number of shares of Common Stock, registered in the name of the Holder or a transferee or transferees.

          (c) This Warrant may be transferred or assigned by the Holder at anytime to any Person other than an entity that conducts business in the same industry and in direct competition with the Company. Notwithstanding the foregoing, the Holder may transfer or assign this Warrant at any time to its Permitted Transferees (as such term is defined in the Stockholders Agreement).

     10.  NO RIGHTS OR LIABILITY AS A STOCKHOLDER. This Warrant does not
          ---------------------------------------
entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company. No provisions hereof, in the absence of affirmative action by the Holder hereof to purchase Common Stock, and no enumeration herein of the rights or privileges of the Holder shall give rise to any liability of such Holder as a stockholder of the Company.

     11.  CHARGES, TAXES AND EXPENSES. Issuance of certificates for shares of
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Common Stock upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax, or other incidental expense, in respect of the issuance or delivery of such certificates or the securities represented thereby, all of which taxes and expenses shall be paid by the Company.

     12.  AMENDMENT OR WAIVER. This Warrant and any term hereof may be amended,
          -------------------
waived, discharged or terminated only by and with the written consent of the Company and the Holder.

     13.  NOTICES. Any notice or other communication (or delivery) required or
          -------
permitted hereunder shall be made in writing and shall be by registered mail, return receipt requested, telecopier, courier service or personal delivery to the Company at its principal office as specified in Section 11.2 of the Purchase Agreement and to the Holder at its address as it appears in the Warrant Register. All such notices and communications (and deliveries) shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

     14.  CERTAIN REMEDIES. The Holder shall be entitled to an injunction or
          ----------------
injunctions to prevent breaches of the provisions of this Warrant and to enforce specifically the terms and provisions of this Warrant in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such Holder may be entitled at law or in equity.

     15.  GOVERNING LAW. This Warrant shall be governed by and construed in
          -------------
accordance with the laws of the State of New York, without regard to the principles of conflicts of law of such State.

     16.  HEADINGS. The headings in this Warrant are for convenience of
          --------
reference only and shall not limit or otherwise affect the meaning hereof.

                                    BANKVEST CAPITAL CORP.


                                    By:  ________________________________
                                         Name:
                                         Title:

                                                  Exhibit A to Common
                                                  Stock Purchase Warrant
                                                  -----------------------------

                                   [FORM OF]
                          ELECTION TO PURCHASE SHARES

          The undersigned hereby irrevocably elects to exercise the Warrant to purchase _____ shares of Class A Common Stock, $1.00 par value per share ("COMMON STOCK"), of BANKVEST CAPITAL CORP. (the "COMPANY") and hereby [makes payment of $_______ therefor] [or] [makes payment therefor by assignment to the Company pursuant to Section 2(b)(ii) of the Warrant of $_____________ aggregate principal amount of Note (as defined in the Warrant)] [or] [makes payment therefore by surrendering pursuant to Section 2(b)(iii) _____ shares of Common Stock of the Company] [or] [makes payment therefor by cancellation pursuant to
Section 2(b)(iv) of a portion of the Warrant with respect to _________ shares of Common Stock]. The undersigned hereby requests that certificates for such shares be issued and delivered as follows:

ISSUE TO:_______________________________________________________________________
                                     (NAME)

________________________________________________________________________________
                         (ADDRESS, INCLUDING ZIP CODE)

________________________________________________________________________________
                 (SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO:_____________________________________________________________________
                                     (NAME)

________________________________________________________________________________
                         (ADDRESS, INCLUDING ZIP CODE)

          If the number of shares of Common Stock purchased hereby is less than the number of shares of Common Stock covered by the Warrant, the undersigned requests that a new Warrant representing the number of shares of Common Stock not purchased be issued and delivered as follows:

ISSUE TO:_______________________________________________________________________
                                (NAME OF HOLDER)

________________________________________________________________________________
                         (ADDRESS, INCLUDING ZIP CODE)

DELIVER TO:_____________________________________________________________________
                                (NAME OF HOLDER)

________________________________________________________________________________
                         (ADDRESS, INCLUDING ZIP CODE)

Dated: _______________________           [NAME OF HOLDER]

                                         By: ___________________________________
                                             Name:
                                             Title:

_____________________________
/1/ Name of Holder must conform in all respects to name of Holder as specified on the face of the Warrant.

                                                  Exhibit B to Common
                                                  Stock Purchase Warrant
                                                  ------------------------------


                             [FORM OF] ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto the Assignee named below all of the rights of the undersigned to purchase Class A Common Stock, $1.00 par value per share ("COMMON STOCK"), of BANKVEST CAPITAL CORP. represented by the Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Assignee         Address     No. of Shares
----------------         -------     -------------


and does hereby irrevocably constitute and appoint ____________________________ Attorney to make such transfer on the books of BANKVEST CAPITAL CORP. maintained for that purpose, with full power of substitution in the premises.

Dated:_____________________                 [NAME OF HOLDER]


                                            By:  ______________________________
                                                 Name:
                                                 Title:


_____________________________
/1/   Name of Holder must conform in all respects to name of Holder as specified on the face of the Warrant.